UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ENABLE IPC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                    (State of Incorporation or Organization)

                                   38-3718471
                    (I.R.S. Employer Identification Number)

                             25030 AVENUE STANFORD
                                   SUITE  259
                              VALENCIA, CALIFORNIA
                                     91355
               (Address of Principal Executive Offices)(Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act: None

 If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

 If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ X ]


Securities Act registration statement file number to which this form relates:

                                   333-125504


Securities to be registered pursuant to Section 12 (g) of the Act:

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

This Registration Statement relates to the common stock, par value $0.001 per share of Enable IPC Corp. (the "Registrant"). Reference is made to the information set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-125504) as originally filed with the Securities and Exchange Commission on June 3, 2005, or as subsequently amended (the "Registration Statement"), and in the Prospectus included as part of the Registration Statement, which information is incorporated by reference.

Item 2.		Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	                Description of Exhibit
--------------------	----------------------------------------------

3.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement)

3.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.5 to the Registration Statement)

4.1 Form of Subscription Agreement of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

99.1 The description of the Registrant's Common Stock set forth under the caption "Description of Securities" on pages 48 - 49 of the Prospectus included in the Registration Statement.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by ther undersigned, thereunto duly authorized.

Date: October 28, 2005

ENABLE IPC Corporation

By: /s/ David A. Walker
----------------------------------------
David A. Walker
President and Chief Executive Officer

EXHIBIT INDEX

The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number	             Description of Exhibit
--------------------	----------------------------------------------

3.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement)

3.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.5 to the Registration Statement)

4.1 Form of Subscription Agreement of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

99.1 The description of the Registrant's Common Stock set forth under the caption "Description of Securities" on pages 48 - 49 of the Prospectus included in the Registration Statement.